UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 11, 2009

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On November 11, 2009, the Board of Directors (the “Board”) of Xilinx, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, approved and adopted amendments to Section 2.14 of the Company’s Bylaws, effective immediately. The amendments (i) extend the advance notice period applicable to stockholders who wish to nominate candidates for election to the board of directors or bring business before the annual meeting (in each case, from a minimum of 90 days to a minimum of 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders), (ii) require such stockholders to submit information regarding derivative, hedging and other transactions and arrangements that may give such stockholders an economic interest in the Company that differs from that represented by their ownership of Company stock and (iii) add a provision to allow stockholders to submit director nominations for inclusion in the Company’s proxy materials in accordance with such rules as may finally be adopted by the Securities and Exchange Commission (the “SEC”) providing for such stockholder nominations and proxy inclusion (the “final proxy access rules”); provided that in order to be timely any such stockholder notice must be delivered no later than 120 days before the date the Company mailed the prior year’s proxy materials (or such later date as may be set by the SEC for companies without advance notice bylaws) and such stockholder must comply with the information requirements of Section 2.14 of the bylaws unless requiring such information is prohibited by the final proxy access rules.

     As a result of the modifications to the advance notice provisions in Section 2.14 of the Company’s Bylaws as described above, notice of a stockholder nomination or proposal (other than a proposal submitted for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended) intended to be presented at the Company’s 2010 annual meeting of stockholders must be submitted in accordance with the requirements of the Company’s Bylaws, as amended, not later than April 16, 2010 and not earlier than March 17, 2010; provided however, that if the Company’s 2010 annual meeting of stockholders is called for a date that is not within 25 days before or after the anniversary of the 2009 annual meeting of stockholders, then to be considered timely, stockholder proposals and nominations must be received by the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the tenth day following the day on which notice of the Company’s 2010 annual meeting of stockholders was mailed or publicly disclosed, whichever occurs first.

     The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, as amended.

     A copy of the Bylaws, as amended effective November 11, 2009, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.2	Bylaws, as amended effective November 11, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: November 16, 2009	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.2	Bylaws, as amended effective November 11, 2009